THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132










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


                                                                                                          PROXY CARD

GROWTH FUND
VALICCOMPANYI


The  undersigned  shareholder of the above  referenced  Fund,  hereby votes all the shares of the Fund which the undersigned is entitled to vote as of June 18,  2004,  the record  date,  at the Special  Meeting to be held in Meeting  Room 1 of The Woodson
Tower Building,  2919 Allen Parkway,  Houston,  Texas 77019, on Thursday,  August 26, 2004, at 10:00 a.m., Central Time, and at
any adjournment thereof. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.


                                                                         Date:  -----------------------------------


                                                                                [GRAPHIC OMITTED]
                                                                                Signature(s) (and Title(s), if applicable)
                                                                                (Sign in the Box)

                                                                                Note  If you plan to vote by mail, please sign
                                                                                the proxy card.  When signing In a fiduciary
                                                                                capacity. such as executor, administrator,
                                                                                director, guardian, etc. please sign your name
                                                                                and indicate your title. Corporate and
                                                                                partnership proxies should be signed by an
                                                                                authorized person.




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                     Please fill in box(es) as shown using black or blue ink or
                     number 2 pencil.   [x]
                     PLEASE DO NOT USE FINE POINT PENS.



PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                  FOR            AGAINST            ABSTAIN

1.                                                                                     [ ]              [ ]                [ ]
             To approve or disapprove  an Agreement and Plan of  Reorganization
             (the "Plan")  providing for the  acquisition  of all of the assets of Growth  Fund  ("Growth")  by Blue Chip  Growth Fund ("Blue Chip
             Growth"),  a series of VALIC  Company I, in exchange for shares of
             Blue Chip Growth and the  assumption by Blue Chip Growth of all of
             the   liabilities   of  Growth.   The  Plan  also   provides   for
             distribution  of these shares of Blue Chip Growth to  shareholders of Growth in liquidation and subsequent  termination of Growth.  A vote in favor  of the  Plan is a vote in favor of the  liquidation and dissolution of Growth.

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                             PLEASE SIGN AND DATE ON THE REVERSE SIDE.


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                                                     Please fill in box(es) as shown using black or blue ink or number 2 pencil [X]

                                                     PLEASE DO NOT USE FINE POINT PENS.


PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                   FOR              AGAINST          ABSTAIN

1.      To approve or disapprove an Agreement  and Plan of  Reorganization  (the        [ ]                [ ]              [ ]
        "Plan")  providing  for the  acquisition  of all of the assets of Growth
        Fund ("Growth") by Blue Chip Growth Fund ("Blue Chip Growth"),  a series of VALIC  Company I, in exchange  for shares of Blue Chip Growth and the assumption by Blue Chip Growth of all of the liabilities of Growth.  The
        Plan also provides for  distribution of these shares of Blue Chip Growth to shareholders  of Growth in liquidation and subsequent  termination of
        Growth.  A  vote  in  favor  of  the  Plan  is a vote  in  favor  of the liquidation and dissolution of Growth.


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                                     PLEASE SIGN AND DATE ON THE REVERSE SIDE.





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THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132








You may cast your vote using one of the following methods:

1. By mail: postage-paid envelope; or
2. In person: Thursday, August 26, 2004


If you vote by mail, please mail early enough for the card to be delivered prior to August 26, 2004.


The Variable Annuity Life Insurance Company Separate Account A (the "Separate Account) will vote shares attributable to your Contract as indicated below, or if no direction is provided when the duly executed proxy instruction card is returned, the Separate Account will vote shares attributable to your Contract "FOR" the proposal described herein. With respect to those shares for which no proxy instructions have been received by the Separate Account on or before August 26, 2004, the Separate Account will cast shares in the affirmative, the negative, or in abstention. in the same proportion as those shares for which instruction cards have been received.




GROWTH FUND
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY             VOTING INSTRUCTION CARD


The undersigned hereby instructs the Separate Account, to vote all shares of the Growth Fund which are attributable to the Contract for which the undersigned is entitled to give instructions at the Special Meeting of Shareholders (the "Meeting") of VALIC Company I to be held in Meeting Room 1 of the Woodson Tower Building, 2919 Allen Parkway, Houston, Texas 77019, on Thursday, August 26,2004, at 10:00 a.m., Central Time, and at any adjournment thereof. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

By signing and dating below, you instruct the Separate Account to vote shares of the above-referenced Fund attributable to your Contract at the Meeting and all adjournments thereof. The Separate Account shall vote as indicated above and in its own discretion, upon such other business as may properly come before the Meeting.


                          Date: ____________________________


                  -------------------------------------------------
                  Signature(s) (and Title(s), if applicable) (Sign in the Box)

                  Note: If you plan to vote by mail, please sign the proxy card. When signing in a fiduciary capacity, such as executor, administrator.,director, guardian, etc. please sign your name and indicate your title. Corporate and partnership proxies should be signed by an authorized person.





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